                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         Commission File Number 0-14697

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
     [   ]    Preliminary Proxy Statement
     [ X ]    Definitive Proxy Statement
     [   ]    Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
     [   ]    Definitive Additional Materials
     [   ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Harleysville Group Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                        Roger A. Brown, General Counsel
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
              6(i)(2), or Item 22(a)(2) of Schedule 14A.
     [   ]    $500 per each part to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
     [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
              0-11.
              1)  Title of each class of securities to which transaction applies:

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              2)  Aggregate number of securities to which the transaction applies:

                  --------------------------------------------------------------
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  --------------------------------------------------------------
              4)  Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
              5)  Total fee paid:

                  --------------------------------------------------------------

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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       2)  Form, Schedule, or Registration Statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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

                [LOGO OF HARLEYSVILLE GROUP INC. APPEARS HERE]

                            HARLEYSVILLE GROUP INC.

                                                                 March 22, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. which will be held at the Home Office of the Company at 355 Maple Avenue, Harleysville, Pennsylvania on Wednesday, April 24, 1996, at 10:00 A.M.

  Stockholders will elect a class of directors and will act upon proposals to approve the adoption of the 1996 Directors' Stock Purchase Plan and to approve an amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

  Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy card in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

                                          Sincerely,

                                          /s/ B.W. Mitchell

                                          Bradford W. Mitchell
                                          CHAIRMAN OF THE BOARD

                            HARLEYSVILLE GROUP INC.

  GENERAL. This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about March 22, 1996 are being furnished in connection with the solicitation by the Board of Directors of Harleysville Group Inc. ("Harleysville Group") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on April 24, 1996 and at any adjournment thereof, at Harleysville Group's principal executive offices, which are located at 355 Maple Avenue, Harleysville, Pennsylvania.

  VOTING. Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below, for the adoption of the 1996 Directors' Stock Purchase Plan and for the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock.

  Holders of Common Stock of record at the close of business on March 13, 1996 will be entitled to receive notice of and to vote at the Annual Meeting. Every stockholder entitled to vote at the meeting shall have the right to one vote for every share having voting power standing in his or her name on the record date fixed for the meeting. Cumulative voting rights do not exist with respect to the election of Directors.

  Under Section 216 of the Delaware General Corporation Law and Harleysville Group's By-Laws, a majority of the shares of Harleysville Group's Common Stock, present in person or represented by proxy, constitute a quorum for purposes of the Annual Meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for stockholder action. In the election of Directors, stockholders may cast votes for, or withhold votes from, any nominee; votes that are withheld will not be included in the vote, and will have no effect on the outcome. Stockholders may abstain from voting on any proposal (except as to the election of Directors); abstentions are included in the total number of shares represented in determining the presence or absence of a quorum for that proposal. Because approval of the proposal requires an affirmative vote of a majority of shares present (in person or by proxy) and entitled to vote, abstentions will have the effect of a negative vote. A "non-vote" occurs when a broker-dealer holding customer securities in "street name": has not received voting instructions from the beneficial owner of the shares; is barred from exercising discretionary authority to vote under applicable rules of a national stock exchange or of the National Association of Securities Dealers; and has indicated on the proxy card or otherwise notified an issuer that it does not have the authority to vote such securities on a specified matter. Under Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the approval of the proposal.

  As of the close of business on March 13, 1996, Harleysville Group had outstanding 13,770,310 shares of Common Stock, $1.00 par value (the "Common Stock"). As of March 13, 1996, Harleysville Mutual Insurance Company ("Harleysville Mutual") owned 7,641,354 shares of Harleysville Group's outstanding Common Stock, or approximately 56% of Harleysville Group's outstanding Common Stock. Harleysville Mutual has advised Harleysville Group that Harleysville Mutual will vote its shares in favor of the election of Messrs. Bateman, Johnson and Strasburg, to approve the adoption of the 1996 Directors' Stock Purchase Plan and to approve the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Accordingly, Messrs. Bateman, Johnson and Strasburg will be elected regardless of the votes of Harleysville Group's stockholders other than Harleysville Mutual and the adoption of the 1996 Directors' Stock Purchase Plan and amendment of the Certificate of Incorporation will be approved regardless of the votes of Harleysville Group's stockholders other than Harleysville Mutual.

  SOLICITATION OF PROXIES. The cost of solicitation of proxies in the accompanying form will be borne by Harleysville Group, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of Harleysville Group by Harleysville Group's regular officers and employees in person or by telephone or telegram for which they will receive no additional compensation. Harleysville Group, upon request therefor, will also reimburse brokers or banks or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

  REVOCABILITY OF PROXIES. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of Harleysville Group, by a duly executed proxy bearing a later date, or by voting by ballot at the Annual Meeting.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of December 31, 1995, the amount and percentage of Harleysville Group's outstanding Common Stock beneficially owned by each person who is known by Harleysville Group to own beneficially more than five percent of its Common Stock. The table also lists beneficial ownership, as of February 1, 1996, of (i) each director and nominee for director; (ii) each of the executive officers of Harleysville Group named in the Summary Compensation Table beginning on page 8 (the "Summary Compensation Table"); and (iii) all executive officers and directors of Harleysville Group as a group.

                                                                PERCENT OF
        NAME AND ADDRESS OF          AMOUNT OF BENEFICIAL        CLASS OF
         BENEFICIAL OWNER                 OWNERSHIP         COMMON STOCK (1)(2)
        -------------------          --------------------   -------------------
Harleysville Mutual Insurance Com-
 pany
 Harleysville, PA 19438-2297.......       7,641,354                  56%
The Capital Group Companies Inc.
 ("Capital Group")
 333 South Hope Street
 Los Angeles, CA 90071.............       1,054,500(3)                8%
Putnam Investments, Inc. ("Putnam")
 One Post Office Square
 Boston, MA 02109..................         704,300(4)                5%
   DIRECTORS AND NAMED EXECUTIVE
             OFFICERS
   -----------------------------
Bradford W. Mitchell...............          27,997(5)
Walter R. Bateman, II..............          44,501(6)
Michael L. Browne..................           4,554(5)(7)
Robert D. Buzzell..................           3,894(5)
Gerard G. Johnson..................           3,038(5)
H. Bryce Jordan....................           4,719(5)
John J. Keenan.....................          13,390(5)
Frank E. Reed......................           4,937(5)
William E. Strasburg...............           6,725(5)
James C. O'Neill...................          52,999(8)
Thomas E. Roden....................          23,430(9)
Mark R. Cummins....................          18,983(10)
Bruce J. Magee.....................          18,021(11)
All directors and executive
 officers as a group (16
 persons)..........................         254,836(5)(12)            2%

--------
(1) At December 31, 1995 and February 1, 1996, Harleysville Group had 13,718,086 and 13,764,590 shares of Common Stock outstanding, respectively.
(2) Less than 1% unless otherwise indicated.
(3) Capital Group is the parent company of several investment management and advisory companies, including Capital Guardian Trust Company ("Capital Guardian") and Capital Research and Management Company ("Capital Research"). In a Schedule 13G, dated February 9, 1996, filed with the Securities and Exchange Commission ("SEC"), Capital Group reported that as of December 29, 1995 its operating subsidiaries,

     Capital Guardian and Capital Research, held 679,500 shares and 375,000 shares, respectively, for the accounts of clients for whom it exercised investment discretion. Capital Group also reported sole voting power as to 564,500 of these shares and sole dispositive power as to all 1,054,500. Capital Group disclaims beneficial ownership as to all 1,054,500 such shares. No client account individually holds 5% or more of this class of security. Capital Group has also represented that the shares reported were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control of Harleysville Group.
(4) Putnam which is a wholly owned subsidiary of Marsh and McLennan Companies, Inc., is the parent company of several investment management and advisory companies, including Putnam Advisory Company, Inc. ("PAC"). Putnam filed a
     Schedule 13G, dated February 2, 1996, with the SEC, and reported that as of December 31, 1995, PAC held a total of 704,300 shares, for the accounts of clients. Putnam also reported sole voting power as to none of these shares, shared voting power as to 212,200 of these shares and shared dispositive power as to all of the shares. Putnam has also represented that the shares reported were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control of Harleysville Group.
(5) Includes shares of Common Stock which the non-employee directors have the option to purchase within sixty days under the 1990 and 1995 Directors' Stock Option Programs respectively, as follows: Bradford W. Mitchell-- 1,882; Michael L. Browne--4,150; Robert D. Buzzell--3,394; Gerard G. Johnson--2,638; H. Bryce Jordan--4,150; John J. Keenan--1,000; Frank E. Reed--4,150; and William E. Strasburg--4,150.
(6) Includes 34,338 shares of Common Stock which Mr. Bateman has the right to acquire within sixty days under the Equity Incentive Plan.
(7) Includes 65 shares held by Mr. Browne as custodian for a minor child, as to which shares Mr. Browne disclaims beneficial ownership.
(8) Includes 44,207 shares of Common Stock which Mr. O'Neill has the right to acquire within sixty days under the Equity Incentive Plan.
(9) Includes 19,423 shares of Common Stock which Mr. Roden has the right to acquire within sixty days under the Equity Incentive Plan. Also includes 37 shares held by Mr. Roden as custodian for a minor child, as to which shares Mr. Roden disclaims beneficial ownership.
(10) Includes 16,825 shares of Common Stock which Mr. Cummins has the right to acquire within sixty days under the Equity Incentive Plan. Also includes 1,144 shares held by Mr. Cummins' spouse, as to which shares Mr. Cummins disclaims beneficial ownership.
(11) Includes 14,177 shares of Common Stock which Mr. Magee has the right to acquire within sixty days under the Equity Incentive Plan.
(12) Includes 148,554 of Common Stock which all the executive officers as a group have the right to acquire within sixty days under the Equity Incentive Plan.

                             ELECTION OF DIRECTORS

  Harleysville Group's Board of Directors currently consists of nine members but will consist of eight directors following the Annual Meeting because of John J. Keenan's retirement. Each director is elected for a three-year term and until his successor has been duly elected, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's attainment of age 72. The current three-year terms of Class A, B and C directors expire in the years 1998, 1997 and 1996 respectively.

  Three Class C directors are to be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors or the number of directors to be elected at the meeting will be reduced accordingly. The

Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

  The names of the nominees for Class C directors and the Class A and B directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                         NOMINEES FOR CLASS C DIRECTOR

                                                            DIRECTOR  YEAR TERM
     NAME                                               AGE  SINCE   WILL EXPIRE
     ----                                               --- -------- -----------
     Walter R. Bateman, II.............................  48   1992      1999*
     Gerard G. Johnson.................................  55   1993      1999*
     William E. Strasburg..............................  68   1986      1999*

--------
* If elected at the Annual Meeting.

                        DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS

                                                            DIRECTOR  YEAR TERM
     NAME                                               AGE  SINCE   WILL EXPIRE
     ----                                               --- -------- -----------
     Bradford W. Mitchell..............................  68   1979      1998
     Robert D. Buzzell.................................  62   1992      1998

CLASS B DIRECTORS

                                                            DIRECTOR  YEAR TERM
     NAME                                               AGE  SINCE   WILL EXPIRE
     ----                                               --- -------- -----------
     Michael L. Browne.................................  49   1986      1997
     H. Bryce Jordan...................................  71   1986      1997
     Frank E. Reed.....................................  61   1986      1997

  Mr. Bateman has served as a director of Harleysville Group and Harleysville Mutual since November 1992 when he was also elected President and Chief Operating Officer of both companies. Mr. Bateman was elected President and Chief Executive Officer of Harleysville Group and Harleysville Mutual, effective January 1, 1994. Prior thereto, from July 1988 to July 1991 Mr. Bateman was in charge of field operations for Harleysville Group and Harleysville Mutual. He was Executive Vice President of both companies and responsible for all insurance operations from July 1991 to November 1992. Mr. Bateman is a member of the Executive Committee and the Finance Committee.

  Mr. Johnson was elected a director of Harleysville Group in April 1993. Mr. Johnson is Vice President--Finance and Chief Financial Officer of VF Corporation, Wyomissing, Pennsylvania, a position he has held since 1988. Mr. Johnson is Chairperson of the Audit Committee and serves on the Coordinating Committee.

  Mr. Strasburg became a director of Harleysville Group in February 1986. Mr. Strasburg is also a director of Harleysville Mutual, a position he has held since 1975. In 1989, Mr. Strasburg became Publisher Emeritus of Montgomery Publishing Company, a newspaper publishing firm located in Fort Washington, Pennsylvania. In 1991 Mr. Strasburg retired as Vice President of Independent Publications, Inc., and retired as a member of its Board of Directors in December 1994. Mr. Strasburg serves on the Executive Committee and the Compensation & Personnel Development Committee, and is Chairperson of the Nominating Committee.

  Mr. Mitchell has been a director of Harleysville Group since its formation in 1979, and its Chairman since 1986. He served as President from 1979 to 1988 and from 1991 to November 1992, and as Chief Executive

Officer from April 1988 until his retirement on December 31, 1993. Mr. Mitchell is also the Chairman of the Board and a director of Harleysville Mutual and has served in various capacities, including President and Chief Executive Officer, since 1976. He retired as Chief Executive Officer of Harleysville Mutual on December 31, 1993. He is also a director of Harleysville National Corporation, a bank holding company located in Harleysville, Pennsylvania. Mr. Mitchell is the Chairperson of the Finance Committee and the Executive Committee, and serves on the Nominating Committee.

  Dr. Buzzell was elected a director of Harleysville Group and Harleysville Mutual in April 1992. Dr. Buzzell is currently Distinguished Professor of Marketing, George Mason University, School of Business Administration, Fairfax, Virginia, a position he has held since September 1, 1993. Prior thereto, he was Sebastian S. Kresge Professor of Business Administration at Harvard University, Graduate School of Business Administration. Dr. Buzzell currently serves on the board of directors of VF Corporation. He serves on the Compensation & Personnel Development Committee and the Nominating Committee.

  Mr. Browne was elected a director of Harleysville Group in February 1986. In 1983, Mr. Browne joined the law firm of Reed, Smith, Shaw & McClay in Philadelphia, Pennsylvania, as a partner. He became managing partner in January 1993. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. He is a member of the Executive Committee, Finance Committee, Nominating Committee, Audit Committee, and Coordinating Committee.

  Dr. Jordan has been a director of Harleysville Group since February 1986 and a director of Harleysville Mutual since April 1984. Dr. Jordan is President Emeritus of Pennsylvania State University. From 1983 to August 1990, Dr. Jordan was the President of Pennsylvania State University. He also served until August 1990 as the President, Chief Executive Officer and a director of The Corporation for Penn State, a non-profit corporation located in State College, Pennsylvania. Dr. Jordan serves as an advisory director of Mellon Bank Corporation, a Pennsylvania bank holding company headquartered in Pittsburgh, Pennsylvania, and of Mellon Bank NA, a subsidiary of Mellon Bank Corporation. He is also a director of Quaker State Corporation. He serves on the Executive Committee and the Finance Committee, and he is Chairperson of the Compensation & Personnel Development Committee.

  Mr. Reed was elected a director of Harleysville Group in February 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, Mr. Reed became, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was a director of Centel Corporation until March 1993 when it merged with Sprint Corporation. He served as a director of Sprint Corporation until March 1996, at which time he became Chairman of the Board and a director of 360(degrees) Communications Company. He is a member of the Executive Committee and the Finance Committee and serves as Chairperson of the Coordinating Committee, representing both Harleysville Group and Harleysville Mutual.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The full Board of Directors met five times during 1995. During 1995, the Board of Directors had an Executive Committee, a Finance Committee, a Compensation & Personnel Development Committee, a Nominating Committee, an Audit Committee, and a Coordinating Committee. These Committees met as described below.

  Harleysville Group's Executive Committee met eight times in 1995. Messrs. Mitchell, Bateman, Browne, Jordan, Keenan, Reed, and Strasburg are the current members of the Executive Committee. The Executive Committee meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors.

  The Finance Committee, on which Messrs. Mitchell, Bateman, Reed, Jordan, and Browne serve, met twelve times in 1995. This Committee establishes overall investment policies and guidelines, and also reviews and approves investments made by Harleysville Group.

  The Compensation & Personnel Development Committee of Harleysville Group consists of Messrs. Jordan, Buzzell, and Strasburg. The Committee met three times in 1995 to determine compensation policies; to review and recommend compensation plans; to approve certain compensation changes; and to establish awards under and determine participants in the Equity Incentive Plan, the Senior Management Incentive Bonus Plan, and the Long-Term Incentive Plan.

  Harleysville Group's Nominating Committee met two times in 1995. The persons nominated for Class C Directors by the Board of Directors were recommended by the Nominating Committee. Messrs. Strasburg, Mitchell, Browne, and Buzzell serve on the Committee. The Nominating Committee will consider written nominations from stockholders, who should submit them to the Secretary of Harleysville Group.

  The Audit Committee met three times in 1995. The Audit Committee reviews the performance and independence of Harleysville Group's independent accounting firm, makes an annual recommendation to the Board of Directors with respect to the appointment of such accounting firm, approves the general nature of the services to be performed by such accounting firm and solicits and reviews the accounting firm's recommendations. The Audit Committee also consults with Harleysville Group's internal audit group and periodically reviews the relationships among that group, Harleysville Group's management and Harleysville Group's independent accountants. The members of the Audit Committee are Chairperson Gerard G. Johnson, Michael L. Browne, and John J. Keenan.

  The Coordinating Committee met two times in 1995. It is generally responsible for reviewing matters involving actual or potential conflicts between Harleysville Group and Harleysville Mutual. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual. No intercompany transaction between Harleysville Group Inc. and Harleysville Mutual Insurance Company can be authorized by the Coordinating Committee unless Harleysville Group's Committee members conclude that such transaction is fair and equitable to Harleysville Group. The Coordinating Committee is composed of Gerard G. Johnson, Michael L. Browne, and John J. Keenan representing Harleysville Group, and Muriel Fox, W. Thacher Brown and Jerry S. Rosenbloom representing Harleysville Mutual. It is chaired by Frank
E. Reed.

  COMPENSATION OF DIRECTORS. Directors of Harleysville Group who are also officers of Harleysville Group or Harleysville Mutual receive no fees for services as directors. Outside directors are currently paid an annual retainer of $16,000 and are paid $1,000 for each Board meeting attended and $900 for each committee meeting attended, plus travel expenses. Outside directors who chair committees of the Board of Directors receive annual retainers of $3,500. Effective at the Annual Meeting, the annual retainers paid to outside directors will be increased to $17,000 and the annual retainer paid to Bradford W. Mitchell as non-employee Chairman will be increased to $34,000. If a director serves on the Board of Directors of both Harleysville Mutual and Harleysville Group he or she receives only one annual retainer; and if the Boards of Directors of both companies meet on the same day, he or she receives only one Board meeting fee. In such event, the cost of the retainers, meeting fees and expense reimbursements are allocated 50% to Harleysville Mutual and 50% to Harleysville Group. If a Board meeting and a committee meeting, or two committee meetings, are held on the same day, a director receives $600 for the second meeting attended.

  Harleysville Group entered into a one-year agreement with Bradford W. Mitchell, its Chairman and former Chief Executive Officer, for consultant and advisory services, effective January 1, 1994 which was renewed January 1, 1995 for an additional one-year period. Under the agreement, Mr. Mitchell assisted with the transition in management of Harleysville Group, and advised management on corporate matters, as requested. In 1995, Harleysville Group paid Mr. Mitchell a monthly consulting fee of $22,916.67 plus reasonable, verified expenses. The agreement was terminable at the option of the Board of Directors of Harleysville Group. Although this agreement was not extended for 1996, a new one-year agreement was entered into with Mr. Mitchell to perform selected consulting services to management on corporate matters as requested at a per diem rate of $5,000 plus reasonable verified expenses. It is anticipated that management will utilize Mr. Mitchell's services under this Agreement on a limited basis in 1996.

  DIRECTORS' STOCK OPTION PROGRAMS. In 1990, Harleysville Group adopted the 1990 Directors' Stock Option Program (the "1990 Program") which provides for the issuance of an aggregate of 47,250 shares of Common Stock, subject to adjustment for stock splits or other changes. Under the 1990 Program non-qualified stock options to purchase 3,150 shares were awarded to all non-employee directors of Harleysville Group and Harleysville Mutual during the period 1990 through May 1994. The options vest and become exercisable at the rate of 20% per year of active Board service. The option price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The 1990 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1990 Program, the number of shares of stock subject to such options or the 1990 Program, or the purchase price thereunder. On February 1, 1996, there were 24,570 shares subject to such options remaining under this program and the range of per share exercise prices was $15.00 to $28.00. The 1990 Program does not provide for stock appreciation rights.

  In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provides for the issuance of an aggregate of 65,000 shares subject to adjustment for stock splits or other changes. Except for options already granted as described above, the 1995 Program will entirely supersede the 1990 Program. Under the 1995 Program, each existing non-employee director of Harleysville Group and Harleysville Mutual received a one-time grant of 5,000 non-qualified stock options, less the amount of non-vested options, if any, under the 1990 Program, on May 24, 1995 at the then fair market value of $25.00. Accordingly, a total of 46,220 options were granted. Thereafter, a newly elected non-employee director or an employee director who becomes a non-employee director of Harleysville Group or Harleysville Mutual will receive a one-time grant of 5,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. The options vest at the rate of 20% per year of active Board service with the first 20% vesting as of the date of grant although no option is exercisable until six months after the date of grant. The option price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options or the 1995 Program, or the purchase price thereunder. The 1995 Program does not provide for stock appreciation rights.

                          EXECUTIVE COMPENSATION AND
                               OTHER INFORMATION

  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table provides certain information concerning compensation received by Harleysville Group's Chief Executive Officer and the four remaining most highly paid executive officers (hereinafter "Named Executive Officers") as of the last fiscal year, for the three fiscal years ended December 31, 1995, 1994 and 1993. All bonuses and salaries are paid by Harleysville Group, and Harleysville Mutual is charged for its proportional share pursuant to the terms of an intercompany allocation agreement.

                          SUMMARY COMPENSATION TABLE

                                                                                                ALL OTHER
                                   ANNUAL COMPENSATION         LONG-TERM COMPENSATION      COMPENSATION ($)(5)
                                -------------------------- ------------------------------- -------------------
                                                              AWARDS          PAYOUTS
                                                           ------------- -----------------
                                                            SECURITIES
                                                            UNDERLYING
                                                               STOCK         LONG-TERM
                                                            OPTIONS(3)   INCENTIVE PAYOUTS
NAME AND PRINCIPAL POSITION(1)  YEAR SALARY($) BONUS($)(2) (# OF SHARES)      ($)(4)
------------------------------  ---- --------- ----------- ------------- -----------------
Walter R. Bateman, II...        1995 $340,000   $126,516      15,679          $77,375            $15,300
 President &                    1994 $300,000   $    -0-       8,500          $33,661            $ 4,500
 Chief Executive Officer        1993 $195,800   $ 40,918       6,100          $42,140            $ 8,811

James C. O'Neill .......        1995 $231,300   $ 68,596       7,734          $82,781            $10,409
 Executive Vice Presi-          1994 $218,200   $    -0-       6,100          $43,693            $ 3,273
 dent                           1993 $193,100   $ 30,921       4,550          $54,180            $ 8,690
 Corporate Services &
 Subsidiary Operations
Thomas E. Roden.........        1995 $196,500   $ 68,596       7,734          $43,779            $ 8,843
 Executive Vice                 1994 $163,400   $    -0-       4,550          $   -0-            $ 2,451
 President                      1993 $142,300   $ 19,602       2,070          $   -0-            $ 6,406
 Insurance Operations &
 Branch Operations
Mark R. Cummins.........        1995 $193,700   $ 47,196       6,725          $45,434            $ 8,717
 Senior Vice President          1994 $163,400   $    -0-       4,550          $   -0-            $ 2,451
 Chief Investment               1993 $152,600   $ 25,906       4,550          $   -0-            $ 6,867
 Officer
 & Treasurer
Bruce J. Magee..........        1995 $146,400   $ 35,682       5,084          $   -0-            $ 6,588
 Senior Vice President &        1994 $123,700   $    -0-       3,950          $   -0-            $ 1,855
 Chief Financial Officer        1993 $112,700   $ 12,112         910          $   -0-            $ 5,071

--------
(1) Principal position as of December 31, 1995.
(2) Cash bonuses under the Senior Management Incentive Bonus Plan (the "SMIP") for services rendered in fiscal years 1995, 1994, and 1993, have been listed in the year earned, but were actually paid in the following year.
(3) The terms of stock options granted in fiscal years 1995, 1994 and 1993 are described in Footnote (1) to the "Option Grants in Last Fiscal Year" Table on page 9.
(4) Cash bonuses under the Long-Term Incentive Plan (the "LTIP") for services rendered in fiscal years 1990-1993, 1991-1994 and 1992-1995 have been listed in 1993, 1994, and 1995, respectively, the years in which earned, although paid in the subsequent year.
(5) Executive officers are eligible to participate in a tax-qualified Extra Compensation Plan (a 401(k) plan) and an Unqualified Match Program ("Excess Match") for executives whose benefits under the Extra Compensation Plan are affected by participation limits imposed on higher-paid individuals by federal tax law. Provided net income as a percentage of premium earned meets or exceeds prescribed limits set by the Board of Directors each year, there is a 25%, 50%, or 75% match to the Extra Compensation Plan for all employee participants and an allocation under the Excess Match for a percentage of each higher paid participant's salary up to 6%. The amounts shown reflect contributions to the Extra Compensation Plan: a) for 1995, of $6,750 on behalf of each of the Named Executive Officers to match 1995 pre-tax elective deferral contributions made by each to such plan, except Mr. Magee who received $6,588; b) for 1994, of $2,250 on behalf of each of the Named Executive Officers to match 1994 pre-tax elective deferral contributions made by each to such plan, except Mr. Magee who received $1,855; and c) for 1993, of $6,746 on behalf of each of the Named Executive Officers, to match 1993 pre-tax elective deferral contributions made by each to such plan, except for Mr. Roden who received $6,406, and Mr. Magee who received $5,071. The remainder of each amount is the allocation for each Named Executive Officer under the Excess Match.

  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The following table shows, as to the Named Executive Officers in the Summary Compensation Table, certain information concerning stock options granted during the 1995 year under Harleysville Group's Equity Incentive Plan.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)
                              (INDIVIDUAL GRANTS)

                                    % OF TOTAL
                         NUMBER OF   OPTIONS
                         SECURITIES GRANTED TO
                         UNDERLYING EMPLOYEES      EXERCISE                 GRANT DATE
                          OPTIONS   IN FISCAL       PRICE       EXPIRATION   PRESENT
NAME                     GRANTED(#)  YEAR (2)  PER SHARE ($/SH)    DATE    VALUE ($)(3)
----                     ---------- ---------- ---------------- ---------- ------------
Walter R. Bateman, II...   15,679       10%         $25.00       05/23/05    $152,880
James C. O'Neill........    7,734        5%         $25.00       05/23/05    $ 75,412
Thomas E. Roden.........    7,734        5%         $25.00       05/23/05    $ 75,412
Mark R. Cummins.........    6,725        4%         $25.00       05/23/05    $ 65,573
Bruce J. Magee..........    5,084        3%         $25.00       05/23/05    $ 49,572

--------
(1) All stock options granted under the Harleysville Group Equity Incentive Plan in fiscal years 1995, 1994, 1993, are non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of the Common Stock on the date of grant, have a term of ten years, and vest at the rate of 50 percent each on the first and second anniversary dates of award, except that options become immediately exercisable upon an optionee's retirement, death or disability (but not prior to six months from the date of grant). Retired optionees, age 61 and younger, may exercise non-qualified options within one year of retirement and retired optionees, age 62 and older, may exercise non-qualified options within two years of retirement, if the options have not otherwise expired. The exercise price may be paid by delivery of already-owned shares. No stock appreciation rights ("SARs") were granted in 1995, 1994, or 1993. The option agreements provide that the Compensation Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide for the acceleration of exercisability of options in the event of the merger or consolidation of Harleysville Group into another corporation or the acquisition by another corporation of all or substantially all of Harleysville Group's assets or of a controlling interest in Harleysville Group by means of stock acquisition, or in the event of its liquidation or dissolution.
(2) In calendar year 1995, Harleysville Group granted a total of 149,990 options representing the right to purchase 149,990 shares of Common Stock to 136 officers and key employees under the Equity Incentive Plan.
(3) The grant date present value was determined using an option pricing model that is other than the Black-Scholes or binomial model. The model used assumes the rate of return of the Common Stock is 15%, less the dividend yield at the time of issue. It assumes the option will be exercised five years into its ten-year term, and the value at that time is discounted at 15% per year to determine its present value at time of grant. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's Common Stock, which will be determined by future events and unknown factors.

  OPTION/SAR EXERCISES AND HOLDINGS. The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options and/or SARs during 1995 and unexercised options and SARs held as of fiscal year-end, December 31, 1995, under Harleysville Group's Equity Incentive Plan.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          NUMBER OF                UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SECURITIES                   OPTIONS/SARS AT           OPTIONS/SARS AT
                          UNDERLYING                 FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                         OPTIONS/SARS    VALUE    ------------------------- -------------------------
          NAME           EXERCISED(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ----------- ----------- ------------- ----------- -------------
Walter R. Bateman,
 II(2)..................    7,482       148,293     34,388       19,929      1,111,864     645,301
James C. O'Neill........    7,482       136,023     44,207       10,784      1,431,423     349,186
Thomas E. Roden.........    1,244        19,195     19,423       10,009        628,917     324,091
Mark R. Cummins.........      -0-           -0-     16,825        9,000        544,794     291,420
Bruce J. Magee..........      850        16,141     14,177        7,059        459,052     228,570

--------
(1) Market value of Common Stock at year-end 1995 was $32.38 per share. Value reflects, as to both options and SARs, if any, the fair market value of the underlying security less the option exercise price.
(2) On September 27, 1995 the Company purchased 1,613 shares of Common Stock from Mr. Bateman at a price of $29.75 being the fair market value of the Company's Common Stock on the NASDAQ National Market System as of the date of the purchase to defray tax liabilities.

  LONG-TERM INCENTIVE PLAN. The following table provides information concerning awards made during the last fiscal year to the Named Executive Officers under the Long-Term Incentive Plan. Subject to the fulfillment of certain conditions, awards are designed to provide payments at the end of each successive four-year performance period in amounts approximating a percentage of each participant's salary at January 1st of the first year of each period. Subject to the satisfaction of the Plan's conditions, each award represents the right to receive an amount in cash on the date of payout, the amount of which depends on Harleysville Group's average annual rate of return on equity ("ROE") from the time of the award until the payout date. The target amount is payable if Harleysville Group's average ROE exceeds certain levels of targeted ROE. The maximum payment is payable if Harleysville Group's average ROE exceeds certain higher levels of targeted ROE. If ROE falls between the target level and the maximum level then the amount of award is prorated accordingly. Once an ROE resulting in a 40% of Target Award is achieved, an additional incentive award based on written premium growth takes effect. If less than the targeted level is reached, a reduced percentage of target award may be granted. In the event that ROE falls below a stated level, a negative percentage of the target award will be assessed, and previously credited awards will be proportionately reduced. Under the terms of the Long-Term Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes. Awards, if earned, are paid in cash at the end of the four-year performance period. Cash payments made under awards for the four-year periods 1990-1993, 1991-1994, and 1992-1995, are reported in the Summary Compensation Table under the years 1993, 1994, and 1995 respectively, although paid in the following year.

              LONG-TERM INCENTIVE PLANS--PERFORMANCE OPPORTUNITY
                          AWARDS IN LAST FISCAL YEAR

                                                        ESTIMATED FUTURE PAYMENTS UNDER
                                                          NON-STOCK PRICE-BASED PLANS
                                                        -----------------------------------
                          PERFORMANCE OR
                           OTHER PERIOD   TARGET AWARD
                         UNTIL MATURATION  PERCENT OF    THRESHOLD   TARGET      MAXIMUM
                           OR PAYOUT(1)   1/1/95 SALARY     ($)        ($)       ($)(2)
                         ---------------- ------------- ----------------------- -----------
Walter R. Bateman, II...     4 years            45%              0      153,000     229,500
James C. O'Neill........     4 years            35%              0       80,995     121,493
Thomas E. Roden.........     4 years            35%              0       68,775     103,163
Mark R. Cummins.........     4 years            25%              0       48,425      72,638
Bruce J. Magee..........     4 years            25%              0       36,600      54,900

--------
(1) The table shows the range of potential payouts under the Plan for a four-year performance period commencing in 1995. Four-year performance periods under the LTIP were completed in 1993, 1994 and 1995 and actual payments thereunder are shown in the Summary Compensation Table for those years. Since the Plan's inception in 1988, successive four-year performance periods have begun in each fiscal year, and it is intended that additional four-year performance periods will commence each year.
(2) The Maximum Award is set at 150% of the Target Award; if performance computations would result in a higher award, it will be reduced to the Maximum Award amount.

  PENSION PLANS. The tables below show certain estimated annual benefits payable upon retirement to the Named Executive Officers under the Pension Plan in conjunction with a Supplemental Pension Plan. (The Pension Plan and the Supplemental Pension Plan are together referred to as the "Pension Plans").

  Pension Plan Table I shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Bateman, Mr. O'Neill, Mr. Roden, and Mr. Magee, who were first employed prior to January 1, 1989.

                             PENSION PLAN TABLE I

         AVERAGE
         5 YEAR                ESTIMATED AMOUNT OF ANNUAL PENSION BENEFIT
        CREDITED          -----------------------------------------------------
         SALARY              10       15       20       25       30       35
       @ 12/31/95          YEARS    YEARS    YEARS    YEARS    YEARS    YEARS
       ----------         -------- -------- -------- -------- -------- --------
$600,000................. $132,120 $198,180 $264,240 $330,300 $330,300 $330,300
$550,000................. $120,870 $181,305 $241,740 $302,175 $302,175 $302,175
$500,000................. $109,620 $164,430 $219,240 $274,050 $274,050 $274,050
$450,000................. $ 98,370 $147,555 $196,740 $245,925 $245,925 $245,925
$400,000................. $ 87,120 $130,680 $174,240 $217,800 $217,800 $217,800
$350,000................. $ 75,870 $113,805 $151,740 $189,675 $189,675 $189,675
$300,000................. $ 64,620 $ 96,930 $129,240 $161,550 $161,550 $161,550
$250,000................. $ 53,370 $ 80,055 $106,740 $133,425 $133,425 $133,425
$200,000................. $ 42,120 $ 63,180 $ 84,240 $105,300 $105,300 $105,300
$150,000................. $ 30,870 $ 46,305 $ 61,740 $ 77,175 $ 77,175 $ 77,175
$125,000................. $ 25,245 $ 37,868 $ 50,490 $ 63,113 $ 63,113 $ 63,113

  Pension Plan Table II shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Cummins, who was first employed after January 1, 1989.

                             PENSION PLAN TABLE II

         AVERAGE
         5 YEAR                ESTIMATED AMOUNT OF ANNUAL PENSION BENEFIT
        CREDITED          -----------------------------------------------------
         SALARY              10       15       20       25       30       35
       @ 12/31/95          YEARS    YEARS    YEARS    YEARS    YEARS    YEARS
       ----------         -------- -------- -------- -------- -------- --------
$600,000................. $115,704 $173,556 $231,408 $289,260 $289,260 $289,260
$550,000................. $105,954 $158,931 $211,908 $264,885 $264,885 $264,885
$500,000................. $ 96,204 $144,306 $192,408 $240,510 $240,510 $240,510
$450,000................. $ 86,454 $129,681 $172,908 $216,135 $216,135 $216,135
$400,000................. $ 76,704 $115,056 $153,408 $191,760 $191,760 $191,760
$350,000................. $ 66,954 $100,431 $133,908 $167,385 $167,385 $167,385
$300,000................. $ 57,204 $ 85,806 $114,408 $143,010 $143,010 $143,010
$250,000................. $ 47,454 $ 71,181 $ 94,908 $118,635 $118,635 $118,635
$200,000................. $ 37,704 $ 56,556 $ 75,408 $ 94,260 $ 94,260 $ 94,260
$150,000................. $ 27,954 $ 41,931 $ 55,908 $ 69,885 $ 69,885 $ 69,885
$125,000................. $ 23,079 $ 34,619 $ 46,158 $ 57,698 $ 57,698 $ 57,698

  Covered compensation is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation Table.

  For the purposes of the Pension Plans, executive officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Bateman, 8 years; Mr. O'Neill, 22 years; Mr. Roden, 12 years; Mr. Cummins, 4 years; and Mr. Magee, 10 years.

  The retirement benefits shown in the Pension Plan Tables assume that benefits will be payable at age 65 in the form of a single life annuity, and are not subject to any deduction for Social Security or other offset amounts. For the purposes of calculating benefits under the Pension Plans, no Named Executive Officer may be credited with more than 25 years of service.

                               ----------------

  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF HARLEYSVILLE GROUP'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPHS ON PAGES 16 AND 17 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                          REPORT OF THE COMPENSATION
                       & PERSONNEL DEVELOPMENT COMMITTEE

  The Compensation & Personnel Development Committee (the "Compensation Committee") is charged generally with the review and development of compensation and personnel practices regarding Harleysville Group and its employees, including executive officers. In addition to setting compensation policies, the Compensation Committee oversees Harleysville Group's management development and succession programs.

  The Compensation Committee bases its compensation recommendations upon information derived from multiple sources including the personnel department of Harleysville Group; outside compensation consultants; industry surveys; and recommendations of management. The Committee believes that consideration of these diverse sources of information helps to create a balanced and appropriate compensation program.

  The Compensation Committee considers factors such as the following in establishing executive compensation:

  .  the personal performance of the executive officer;

  .  the achievement by Harleysville Group of annual corporate goals;

  .  the achievement by Harleysville Group of an acceptable return on equity;

  . the performance of Harleysville Group contrasted with the performance of certain of its competitors;

  . the need of Harleysville Group to attract, retain and motivate superior management.

  The consideration of these different factors permits the encouragement of corporate goals including but not limited to sustained and consistent management; enhancement of stockholder value; and the completion of strategic initiatives. Reflecting these different factors, the compensation program for executive officers contains several components:

  1. BASE SALARY--Base salary is based upon a general competitive review and a review of industry-specific data in which the peer group is determined primarily by size of company. This group is unrelated to the performance graph peer group although each peer group may contain some of the same companies. Harleysville Group believes size of company is more useful in determining salary than using the performance graph peer group which includes companies of various sizes and substantially different characteristics, e.g., distribution system and geographical locale. Base salary reflects corporate performance as measured against the industry and always reflects an evaluation of the executive officer's performance of his or her duties. The corporate performance measures include return on equity, combined ratio and premium growth. Combined ratio as used in this report is a standard measurement in the property/casualty insurance industry and means the ratio produced by adding the ratio of losses, loss adjustment expenses and policyholders' dividends to net earned premiums, and the ratio of underwriting expenses to net written premium. Working with the advice of its outside compensation consultants, Harleysville Group generally sets its competitive salary midpoint for an executive officer position at the median level compared to those companies which it surveys. A salary range based on this midpoint is then developed.

  2. SENIOR MANAGEMENT INCENTIVE BONUS PLAN--This plan is designed to direct executive officer attention to the attainment of certain annual corporate goals. For 1995, the goals included: return on equity; direct written premium growth; combined ratio; service and processing timeliness; and peer group standing on the basis of combined ratio. The weightings for each factor are: return on equity--20%; premium growth-- 15%; combined ratio--25%; service and processing goals--15%; and peer group ranking--25%. The peer group is a group of thirteen property/casualty insurance companies sharing comparable size and characteristics with the Company. The plan is designed to pay bonuses at a level of 20% to 30% of annual salary when the target goals are achieved. Payouts may range from 50% to 150% of the target award based upon performance falling within a stated range of the target. The size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company with similar characteristics. There is no payout if all minimum targets are not met and there is no payout unless the combined after-tax net income as reported on the Combined Annual Statement plus after-tax net income resulting to Harleysville Group from management agreements is at least 2% of the combined net earned premium as shown on such statement. The Combined Annual Statement is a financial statement required to be filed with state insurance regulatory authorities and includes financial information on a combined basis for all property/casualty insurance companies owned by Harleysville Group and Harleysville Mutual Insurance Company. Additionally, for years prior to 1996 payouts were subject to reduction on account of the failure of the executive officer to achieve personal, discretionary goals. Commencing in 1996, all payouts will be based solely on objective criteria. The payouts since 1992 reflect that the target goals were not fully attained in all instances. There was no payout earned for 1994 because combined after-tax net income did not equal or exceed the aforementioned threshold requirement of 2% of combined net earned premium.

     The peer group for the Senior Management Incentive Bonus Plan consists of companies chosen according to various factors of comparability including size, method of operations, and type of distribution system and is unrelated to the performance graph peer group, although both peer groups may contain some of the same companies.

  3. LONG TERM INCENTIVE PLAN--This plan has been designed to reward certain executive officers of Harleysville Group primarily for the attainment of long-term return on equity goals. Under the plan covering the four-year period beginning in 1995, the target return on equity goal is 11%, and, if return on equity is 7% or greater, an additional incentive is payable so long as written premium growth is at least 8%. Again, the size of the award opportunity is determined for the Chief Executive Officer specifically and executive officers generally based on the same factors referenced under Senior Management Incentive Bonus Plan above. In the event that return on equity falls below a stated level, a negative percentage of the target award will be assessed. Potential target awards for each year are designed to range from 25% to 45% of a participant's salary. The actual payout under the Plan for the four-year period ending in 1995, is 128% of target for Mr. Bateman and the other Named Executive Officers who participate. These results are due to the return on equity being higher than the target return for three of the four years, i.e., 1992, 1993 and 1995.

  4. EQUITY INCENTIVE PLAN--This plan is designed to encourage stock ownership in Harleysville Group by officers and certain key employees and to provide additional incentives to work to maximize stockholder value. Harleysville Group typically grants stock options annually to officers and key employees of Harleysville Group, its parent and its designated subsidiaries. For awards in 1995, the Compensation Committee acted upon the advice of Harleysville Group's outside compensation consultants to increase awards above those existing in 1994 and 1993 for Named Executive Officers. The determination was made by the Compensation Committee in order to maintain executive officer total compensation, i.e., the total amount of cash compensation available to an executive officer in any one year, closer to the market average. The companies surveyed in determining the market average are those used for determining base salary. In order to receive stock options at a level necessary to keep the total cash compensation available at the market average, executive officers above a certain level, including Mr. Bateman and all Named Executive Officers, must own a minimum number of shares of Harleysville Group Common Stock. In 1995 all such officers owned at least the required minimum number of shares.

  Mr. Bateman's compensation was determined by the Compensation Committee following the factors set forth above. His total compensation, composed of base salary, Senior Management Incentive Bonus Plan award, Long-Term Incentive Plan award, and stock option grants was compared with compensation packages of similar officers within the insurance industry. His awards under the Senior Management Incentive Bonus Plan, Long-Term Incentive Plan and Equity Incentive Plan were made pursuant to those plans and pursuant to the normal considerations by the Compensation Committee. In determining Mr. Bateman's base salary in 1995, the Committee evaluated his personal and company performance on both a qualitative and quantitative level. Harleysville Group enjoyed an excellent year in 1995. The return on equity in 1995 rebounded from 6.7% in 1994 to 13.6% in 1995, and the combined ratio declined to 103.4% from 1994's 111.4%. During 1995 direct written premium grew to $504.7 Million from $448.6 Million in 1994, while net written premium growth (i.e., all premiums written net of reinsurance premiums paid) increased to $505.5 Million compared to $449.4 Million in 1994, and earned premium grew from $447.7 Million in 1994 to $477.0 Million in 1995. Operating earnings per share were $2.95 in 1995 compared to $1.23 in 1994, and net income per share for the year was $3.06, a 118% increase over 1994 net income per share of $1.40. Stockholders' equity increased from $276.9 Million to $345.0 Million with book value per share increasing from $20.72 to $25.15. The Committee further took into consideration Mr. Bateman's results in continuing to manage successfully his succession as Chief Executive Officer, continued geographical expansion into the mid-south and upper mid-west areas, new product initiatives, expense reduction including enhanced agency/company interface automation, and implementation of an agency stock purchase plan to better align the interests of the Harleysville Group and its superior independent agencies. Based on the foregoing factors, with all being considered equally, the Committee determined the appropriate base salary compensation level for Mr. Bateman.

  The limits on full deductibility of compensation for Harleysville Group posed by Section 162(m) are not currently a problem for Harleysville Group inasmuch as compensation levels for the Named Executive Officers (not including any compensation derived through exercise of options granted pursuant to the Equity Incentive Plan) do not currently approach the $1,000,000 threshold figure and any compensation derived from exercise of stock options is fully deductible under current requirements for exemption from inclusion in income. Harleysville Group will, of course, continue to monitor this situation and intends to take any action required to maintain the full deductibility of compensation, specifically including future amendment to the Equity Incentive Plan.

COMPENSATION & PERSONNEL DEVELOPMENT COMMITTEE

  H. Bryce Jordan, Chairperson
  Robert D. Buzzell
  William E. Strasburg

                           STOCK PERFORMANCE GRAPHS

  The following graphs(/1/) show changes over the past nine-year period and five-year period (all full calendar year periods since the Company's initial public offering in May 1986) in the value of $100 invested in (1) Harleysville Group Common Stock; (2) the NASDAQ Stock Market index(/2/); and (3) the Peer Group index(/3/). The stock price performance shown on the graphs below is not necessarily indicative of future price performance. All values are as of the last trading day of each year.

          COMPARISON OF NINE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN


                             [GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------------------
                            1986      1987      1988      1989      1990      1991      1992      1993      1994      1995
                          --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Harleysville Group         100.00     95.00    133.90    209.50    188.20    268.70    365.90    400.30    330.40    452.90
NASDAQ Stock Market        100.00     95.50    113.30    137.30    116.60    187.20    217.90    250.10    244.50    345.50
Peer Group                 100.00     96.50    103.00    145.10    138.70    196.90    264.80    273.70    263.80    369.50
-----------------------------------------------------------------------------------------------------------------------------

/(A)/ The lines represent annual index levels derived from compounded daily returns that include all dividends.
/(B)/ The indexes are reweighted daily, using the market capitalization on the previous trading day.
/(C)/ The index level for all series was set to 100.00 on 12/29/90.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------------
                            1990      1991      1992      1993      1994      1995
                          --------  --------  --------  --------  --------  --------
Harleysville Group         100.00    142.80    194.40    212.70    175.50    240.70
NASDAQ                     100.00    160.60    186.90    214.50    209.70    296.30
Peer Group                 100.00    142.00    190.90    197.40    190.20    266.40
--------------------------------------------------------------------------------------

/(A)/ The lines represent annual index levels derived from compounded daily returns that include all dividends.
/(B)/ The indexes are reweighted daily, using the market capitalization on the previous trading day.
/(C)/ The index level for all series was set to 100.00 on 12/29/90.

  The year-end values of each investment shown in the preceding graphs are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.
--------
(1) Prepared by the Center for Research in Security Prices ("CRSP").
(2) Based on CRSP Index for NASDAQ Stock Market (U.S. Companies).
(3) The Peer Group Index includes all the NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and Foreign fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP, at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois, 60637; (312) 702-7467.

              APPROVAL OF THE 1996 DIRECTORS' STOCK PURCHASE PLAN

PROPOSAL

  At the Annual Meeting the stockholders are being asked to approve the adoption of the 1996 Directors' Stock Purchase Plan ("1996 Plan") which the Board of Directors adopted on February 28, 1996. A total of 100,000 shares are reserved for issuance under the 1996 Plan. No shares have been purchased under the 1996 Plan. Approval of the 1996 Plan requires the affirmative vote of a majority of votes represented at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN. The 1996 Plan is summarized below.

PURPOSE

  The purpose of the 1996 Plan is to provide outside directors of Harleysville Group and its parent, Harleysville Mutual including Directors Emeriti ("Directors") with an opportunity to increase their proprietary interest in the Company. A director is an outside director if he or she is not also a common law employee of Harleysville Group or its parent. The 1996 Plan is designed to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3(c) of the Securities and Exchange Commission.

SUMMARY OF THE PLAN

  ELIGIBILITY AND ENROLLMENT. All Directors of Harleysville Group and Harleysville Mutual are eligible to participate in the 1996 Plan. At present there are eleven Directors and three Directors Emeriti of Harleysville Group Inc. and Harleysville Mutual Insurance Company. There will be twenty (20) subscription periods, with the first subscription period commencing July 15, 1996 and the last one scheduled to commence January 15, 2006. Directors may enroll during a two-week enrollment period immediately preceding each subscription period. No Director may assign his or her rights to participate in the 1996 Plan to anyone else.

  PURCHASE PRICE. The purchase price of a share will be the lesser of 85% of the fair market value of such share on the last trading day before the first day of the subscription period or 85% of the fair market value of such share on the last trading day of the subscription period but in no event less than $1.00 per share, the par value of a share of Company Common Stock. The fair market value of the stock will be the closing price of a share on the NASDAQ National Market System for the applicable date.

  PAYMENT OF PURCHASE PRICE. Contributions may be made through either (1) deductions from retainer and attendance fees ("Fees"), or (2) lump sum contribution, or (3) both. Contributions are subject to the limitations that a Director may deduct from 5% to 100% of his or her Fees with a minimum deduction of $500 per subscription period, and the total amount that can be contributed from Fees and lump sum contribution in any subscription period shall be $20,000. At the close of each subscription period, the amount of contributions will be determined and credited to the Directors' Plan Account. A Director may discontinue his or her participation in the 1996 Plan at any time or may change the rate of deduction from Fees effective for the next subscription period. If at any time the number of shares subscribed for exceeds the number of shares available, the shares available will be allocated to participating Directors in proportion to existing 1996 Plan Account balances.

  ISSUANCE OF SHARES. Shares will be issued in book entry form. As a result, at the end of each subscription period, a Director will be credited with the number of shares, including fractional shares to four decimal places, produced by dividing the amount contributed during the subscription period by the purchase price.

  HOLDING PERIOD. Directors must hold all stock acquired under the 1996 Plan for a period of at least six months from the date of acquisition.

  WITHDRAWAL. If a Director chooses, he or she may withdraw participation in the 1996 Plan at any time prior to the last day of the subscription period and receive the full amount of his or her contributions without interest. Cessation of Director status for any reason is an automatic withdrawal.

SOURCE OF SHARES

  The shares available under the 1996 Plan may be either authorized but unissued shares or treasury shares re-acquired by Harleysville Group. Distribution of shares will be made only after the registration of such shares with the SEC or pursuant to exemptions from registration under applicable SEC rules and regulations.

ADMINISTRATION

  The 1996 Plan will be administered by the Compensation and Personnel Committee of the Board of Directors of Harleysville Group. The Committee will have the general authority to interpret the provisions of the 1996 Plan and adopt such rules and regulations as it deems necessary or desirable for the administration of the Plan; provided, however, that the Committee will have no discretion with respect to eligibility of Directors to participate, the number of shares of stock subject to the 1996 Plan, or the purchase price thereunder.

FEDERAL INCOME TAX CONSEQUENCES

  Income will be realized for federal income tax purposes by a Director upon the purchase of shares under the 1996 Plan. At the time of purchase, a Director will be treated as having received ordinary income in an amount equal to the difference between the fair market value of the shares purchased and the price paid for such shares. Such difference will be deductible by the Company for federal income tax purposes.

  A Director's basis in the Common Stock purchased is equal to the purchase price plus the amount of ordinary income recognized. When a Director disposes of shares of Common Stock acquired under the 1996 Plan, any amount received in excess of the value of the shares of Common Stock on which the Director was previously taxed will be treated as long-term or short-term gain, depending upon the holding period of the shares; if the amount received is less than that value, the loss will be treated as long-term or short-term loss, depending upon the holding period of the shares.

  The foregoing is only a summary of federal income tax consequences, and does not purport to be complete.

ADJUSTMENTS

  The 1996 Plan provides for adjustments in the shares reserved and available for the 1996 Plan, by reason of a stock split, stock dividend, merger, consolidation, combination of shares or similar occurrence.

TERMINATION AND AMENDMENTS

  The 1996 Plan may be suspended or terminated by the Board at any time. The Board may amend the 1996 Plan for any reason, except that it may not, without stockholder approval, change the eligibility to participate in the 1996 Plan, the number of shares of stock subject to purchase or the purchase price thereunder, or materially increase the benefits accruing to participants under the 1996 Plan.

PARTICIPATION IN THE PLAN

  Participation in the 1996 Plan is voluntary and is dependent upon each Director's election to participate and his or her determination of the level of contribution. Accordingly, future purchases under the Plan are not determinable. Nevertheless, the following table sets forth an estimate of the shares that would have been purchased during the subscription periods commencing in 1995 had the Plan been in existence and each director contributed the maximum amount of $20,000 per subscription period.

                                                             DOLLAR    NUMBER OF
                          GROUP(1)                        VALUE ($)(2) UNITS (#)
                          --------                        ------------ ---------
   Non-Executive Directors Group (14)....................   $560,000    26,490

--------
(1) None of the Executive Officers (including those named in the Summary Compensation Table) or other officers and employees of the Company are eligible to participate in the Plan.
(2) The dollar value of the shares that could have been purchased is based on a purchase price of $20.83 per share for the January 15 to July 14, 1995 subscription period and $21.46 per share for the July 15 to January 14, 1996 subscription period.

             APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

PROPOSAL

  At the Annual Meeting, the stockholders are also being asked to approve an Amendment of the Certificate of Incorporation to increase the authorized Common Stock of the Corporation from 23,000,000 shares of the par value of $1.00 per share to 80,000,000 shares of the par value of $1.00 per share. The Board of Directors approved the Amendment on February 28, 1996. Approval of the increase in number of authorized shares requires the affirmative vote of a majority of votes represented at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

  Article Four, Paragraph (a) as proposed to be amended reads in its entirety as follows:

    "(a) The aggregate number of shares which the Corporation has authority to issue is: Eighty Million (80,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share (the "Common Stock") and One Million (1,000,000) shares of Series Preferred Stock of the par value of One Dollar ($1.00) per share (the "Preferred Stock")."

  The stockholders of Harleysville Group last approved an increase in the authorized Common Stock in April 1992. Since that time, the number of outstanding shares of Common Stock has increased from 12,484,791 outstanding shares as of February 10, 1992 to 13,770,310 shares as of March 13, 1996. Additional shares are reserved for issuance under benefit plans and the Dividend Reinvestment and Stock Purchase Plan.

PURPOSE

  The Board of Directors believes that it is desirable to have the additional authorized Common Stock available for issuance from time to time for stock splits, stock dividends or other distributions, financings, investment opportunities, acquisitions, employee benefit plans and other corporate purposes. In particular, in order to increase investor interest in Company Stock, Management may recommend to, and the Board of Directors may consider, a split of the Company's Stock. The timing of such recommendation and consideration will depend upon the trading price of a share of Common Stock and market conditions. Furthermore, although the increase in authorized Common Stock will facilitate the issuance of stock in connection with an acquisition, the Company currently has no plans to issue shares of stock for such purposes.

  In addition to the proposed Directors' Stock Purchase Plan described herein, which provides for the reservation of 100,000 shares and for which sufficient authorized shares currently exist, while the Company has no agreements or commitments at this time with respect to additional shares, the Company is considering other ways to increase Directors' ownership of Company stock, in order to better align their interests with those of stockholders, including a one-time grant of restricted stock and payment of directors' fees, in whole or in part, in Company stock. Having such additional authorized shares of Common Stock available for issuance in the future would give Harleysville Group greater flexibility and allow such shares to be issued without the expense and delay of a special stockholders' meeting. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares of Common Stock unless such action is required for a particular transaction by applicable law, regulatory agencies or rules of any stock exchange on which Harleysville Group's Common Stock may then be listed. The issuance of such additional shares in the future could result in a dilution of the equity of and earnings on the presently outstanding shares of Common Stock.

  It should be noted that the increased availability for issuance of shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of Harleysville Group by means of a merger, tender offer or other business combination transaction directed at the Company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of a company's outstanding shares, thereby diluting the interest of a party attempting to obtain control of the company. Furthermore, some companies have issued warrants or other rights to acquire additional shares of common stock to the holders of common stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals, which program or proposals may be viewed by the board of directors as not being in the best interests of the company and its stockholders. Given the controlling interest of Harleysville Mutual, Harleysville Group is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company; moreover, Harleysville Group has no present plan or intention to utilize the additional shares of Common Stock as an anti-takeover device.

  Stockholders have no preemptive right to purchase additional shares when issued.

                             CERTAIN TRANSACTIONS

  Harleysville Group was formed by Harleysville Mutual in 1979 and was a wholly-owned subsidiary of Harleysville Mutual until June 1986, when shares of Harleysville Group's Common Stock were sold in a public offering, thereby reducing Harleysville Mutual's ownership of Harleysville Group's outstanding Common Stock from 100% to approximately 70% at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group Common Stock holdings, further reducing Harleysville Mutual's ownership to approximately 55%. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, some of which are summarized herein, have been on terms no less favorable to Harleysville Group than the terms that could have been negotiated with an independent third party.

  Under the terms of a lease effective January 1, 1995, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $2,754,000. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was no additional rental payment for 1995. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities and the expenses thereof are allocated according to an intercompany allocation agreement.

  Since January 1, 1993, Harleysville Group has provided certain management to Harleysville Mutual and certain other affiliates. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $6,994,000 in 1995 for its services under these management agreements.

  Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and New York Casualty Insurance Company in 1991. The loan bears interest at LIBOR plus 1%, with no penalty for prepayment. It is a demand loan with a stated maturity in 1998.

  Harleysville Group's property and casualty insurance subsidiaries (except for Lake States Insurance Company), participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement expenses and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 1995 was 60%. On January 1, 1996, Harleysville Group's pool participation was increased to 65%. The pooling agreement may be amended or terminated by agreement of the parties. Information describing the pooling arrangement is contained in Harleysville Group's 1995 Annual Report to Stockholders, a copy of which is enclosed with this Proxy Statement and to which reference is hereby made.

  Mr. Mitchell will receive in 1996 a payout of $258,248 for the four-year period 1992-1995 under the Long-Term Incentive Plan for his services as Chief Executive Officer during 1992 and 1993.

  Mr. O'Neill, who retired effective February 16, 1996, entered into a retirement and consulting agreement with the Company for consulting services through 1997. Under said agreement Mr. O'Neill will receive approximately $118,000 in 1996 and $110,000 in 1997 plus expenses which figures include payment for 46 days of consulting services. In the event the number of days of consulting services at the request of the Company exceeds 46, Mr. O'Neill will receive $2,000 a day for each such additional day of consulting services, plus expenses.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of KPMG Peat Marwick, LLP, the independent public accountants who audited Harleysville Group's 1995 financial statements, will attend the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions presented by stockholders at the Annual Meeting.

                                 ANNUAL REPORT

  A copy of Harleysville Group's Annual Report for its fiscal year ended December 31, 1995 is being mailed to Harleysville Group's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

  Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in Harleysville Group's proxy statement for its 1997 Annual Meeting of Stockholders must deliver such proposal in writing to Harleysville Group's Secretary at Harleysville Group's principal executive offices at 355 Maple Avenue, Harleysville, Pennsylvania 19438, not later than November 13, 1996.

                                OTHER PROPOSALS

  The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

Date: March 22, 1996

XPU-056 (Ed. 3-96)

                                  APPENDIX 1

                            HARLEYSVILLE GROUP INC.

                      1996 DIRECTORS' STOCK PURCHASE PLAN
                      -----------------------------------

                     As approved by the Board of Directors
                             on February 28, 1996

                              Section I - Purpose
                              -------------------

     The Harleysville Group Inc. Directors' Stock Purchase Plan (the "Plan") is established by the Harleysville Group Inc. (the "Company") for the benefit of the outside directors of the Company and its parent, Harleysville Mutual Insurance Company, including Directors Emeriti ("Directors"). A Director shall be an outside Director if he or she is also not a common law employee of the Company or its parent. The purpose of the Plan is to provide each Director an opportunity to increase his or her proprietary interest in the Company. The Plan is designed to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3(c) of the Securities and Exchange Commission.

                        Section II - Eligible Directors
                        -------------------------------
     All Directors are eligible to participate.

           Section III - Duration of Offer and Subscription Periods
           --------------------------------------------------------

     This plan shall be in effect from July 1, 1996 through and including
July 31, 2006. During the duration of the Plan there will be twenty (20) "Subscription Periods". Each Subscription Period runs from January 15 through July 14 or from July 15 through January 14.

1996 Directors Stock Purchase Plan
Page No. 2


                  Section IV - Number of Shares to be Offered
                  -------------------------------------------

     The total number of shares to be made available under the Plan is 100,000 shares of common stock of the Company ("Stock"). The shares issued hereunder may either be authorized but unissued shares or treasury shares reacquired by the Company. In the event this amount of Stock is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section XIV of the Plan.

                         Section V - Subscription Price
                         ------------------------------

     The "Subscription Price" for each share of Stock shall be the lesser of eighty-five percent (85%) of the fair market value of such share on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period but in no event less than $1.00 per share, the par value of a share of Company Common Stock. The fair market value of a share shall be the Closing Price as reported on the NASDAQ National Market System for the applicable date.


            Section VI - Amount of Stock Available to be Purchased
             -------------------------------------------------------
                             and Methods of Payment
                             ----------------------

     Directors shall have the option to purchase Stock of the Company at the end of each Subscription Period. The amount available for purchase by each Director shall be

1996 Directors Stock Purchase Plan
Page No. 3


the amount of stock that can be purchased at the Subscription Price by the amount of contributions ("Contribution Amount") made during each Subscription Period by a Director. The Contribution Amount may be paid through either (1) deduction from retainer and attendance fees ("Fees"), or (2) lump sum contribution or (3) both and is subject to the limitations that (a) a Director may deduct from 5% to 100% of his or her Fees, provided that the minimum deduction shall be $500 per Subscription Period, and (b) the total amount that can be contributed from Fees and lump sum contributions in any Subscription Period shall be $20,000. A lump sum contribution must be received by the Company not later than December 31 or June 30 of the applicable Subscription Period.

                            Section VII - Enrollment
                            ------------------------

     A Director who desires to exercise his or her option to purchase stock during a Subscription Period through deduction from Fees must file a subscription agreement prior to the start of such Subscription Period. Once enrolled, a Director will continue to participate in the Plan for each succeeding Subscription Period until he or she ceases to be a Director or withdraws from the Plan. If a Director desires to change his or her rate of deduction he or she may do so effective for the next Subscription Period by filing a new subscription agreement prior to the start of the next Subscription Period.

1996 Directors Stock Purchase Plan
Page No. 4

                Section VIII - Procedure for Purchase of Shares
                -----------------------------------------------

     The Company will maintain on its books a "Plan Account" in the name of each participating Director. At the close of each Subscription Period, the Contribution Amount will be determined and credited to the Director's Plan Account. As of the last day of each Subscription Period, the Contribution Amount will be divided by the Subscription Price for such Subscription Period and the Director's Plan Account will be credited with the number of whole and fractional shares which results. Shares will be issued in a book entry form with the
Company's stock transfer agent.   Each participating Director will receive a
statement of account in a timely fashion following the end of each Subscription Period. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the participating Directors in proportion to their Plan Account balances.

                     Section IX - Withdrawal from the Plan
                     -------------------------------------

     A Director may withdraw from the Plan at any time. At the time of withdrawal the amount credited to the Director's Plan Account will be refunded in cash without interest.

                           Section X - Holding Period
                           --------------------------

     Directors must hold all Stock acquired under the Plan for a period of at least six (6) months from the date of acquisition, i.e., the end of each Subscription Period. The

1996 Directors Stock Purchase Plan
Page No. 5

transfer agent shall not be permitted to transfer such shares until the expiration of such six (6) month period.

                     Section XI - Cessation of Directorship
                     --------------------------------------

     Cessation of Director status for any reason including death, disability or retirement shall be treated as an automatic withdrawal as set forth in Section IX.

                            Section XII - Assignment
                            ------------------------

     No Director may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

             Section XIII - Adjustment of and Changes in the Stock
             -----------------------------------------------------

     In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a Stock split or the payment of a Stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

1996 Directors Stock Purchase Plan
Page No. 6

             Section XIV - Amendment or Discontinuance of the Plan
             -----------------------------------------------------

          The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice provided that no participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be sold is determined, change eligibility to participate in the Plan, or materially increase the benefits accruing to participants under the Plan. The provisions of the Plan may not be amended more than once every six months other than to conform to changes in the Internal Revenue Code of 1986 or Rules thereunder.

                          Section XV - Administration
                          ---------------------------

          The Plan shall be administered by the Compensation and Personnel Development Committee of the Board of Directors of the Company. The Committee may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive on all persons.


                              Section XVI - Titles
                              --------------------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

1996 Directors Stock Purchase Plan
Page No. 7

                         Section XVII - Applicable Law
                         -----------------------------

          The Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania.

                                   APPENDIX 2


                               HARLEYSVILLE LOGO



                                     PROXY
                            HARLEYSVILLE GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 24, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Robert Simpson, Jr., Bruce
J. Magee, and Roger A. Brown, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 24, 1996, at 10:00 A.M., local time, and at any adjournment thereof, as follows:

                                  (Continued, and to be marked,
                                   dated and signed on reverse side)



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                             Fold and detach here.


                                ANNUAL MEETING

                                      OF

                     HARLEYSVILLE GROUP INC. STOCKHOLDERS

                           Wednesday, April 24, 1996
                                   10:00 A.M.
                                355 Maple Avenue
                            Harleysville, PA  19438

1.  ELECTION OF CLASS C DIRECTORS

  FOR      WITHHOLD      (INSTRUCTION: To withhold authority to vote for any
all the    AUTHORITY     individual nominee, strike a line through the nominee's
nominees  to vote for    name below.)
 listed.  the nominees
            listed.      Walter R. Bateman, II               Gerard G. Johnson
                                            William E. Strasburg

  [   ]      [   ]

2.  Approval of adoption of the 1996
    Directors' Stock Purchase Plan.

  FOR         AGAINST        ABSTAIN

 [   ]         [   ]          [   ]

3.  Approval of Amendment of Certificate
    of Incorporation to increase the
    authorized number of Shares of Common
    Stock from 23,000,000 to 80,000,000.

  FOR         AGAINST        ABSTAIN

 [   ]         [   ]          [   ]


4.  In their discretion, the proxies are
    authorized to vote upon such other
    business as may properly come before the meeting and any adjournment thereof.




[                             ]     This proxy will be voted as specified.  If a
                                    choice is not specified, the proxy will be
                                    voted FOR each proposal stated above.
                                    This proxy should be dated, signed by the
      [Name & Address]              stockholder exactly as his name appears
                                    herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                    _____________________________________ (SEAL)
                                          Signature of Stockholder(s)

[                             ]     _____________________________________ (SEAL)
                                          Signature of Stockholder(s)

                                    Date:  _______________________________, 1996


   Please sign, date and return the proxy card using the enclosed envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             Fold and detach here.

                                 ANNUAL MEETING

                                       OF

                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                           Wednesday, April 24, 1996
                                   10:00 A.M.
                                355 Maple Avenue
                            Harleysville, PA  19438